SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2020

Desert Hawk Gold Corp.

(Exact Name of Registrant as Specified in Charter)

NEVADA	333-169701	82-0230997
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

1290 Holcomb Avenue, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 337-8057

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 8.01	Other Events

With the filing of this Current Report on Form 8-K, Desert Hawk Gold Corp. (the “Company”), announces that in light of the circumstances and uncertainty surrounding the effects of the Coronavirus (COVID-19) pandemic on the Company’s business, customers, employees, consultants, suppliers, service providers, stockholders, investors and other stakeholders, the Company’s management has determined that the Company will delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”) by up to 45 days in accordance with the U.S. Securities and Exchange Commission’s (“SEC”) March 25, 2020 Order (Release No. 34-88465) (the “Order”), which allows for the delay of certain filings required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s operations and business have experienced disruption due to the unprecedented conditions surrounding the COVID-19 pandemic spreading throughout the United States and elsewhere, causing disruptions to the Company’s business operations, and management. Due to the closing of many of the hotels and restaurants in the town nearest the Company’s mine, it is difficult for management to visit the mine site for purposes of verifying balance sheet items required in the Quarterly Report and to perform other management functions as needed. The temporary closure of the Company’s corporate office because of the virus outbreak has resulted in relocating temporarily the office facilities to a safer location, which facilities are less equipped for managing the accounting and financial statement preparation and has thus delayed management’s ability to timely prepare the Quarterly Report. For these reasons the Company is currently unable to timely review and prepare the Quarterly Report or determine COVID-19’s impact on the Company’s financial statements for the quarter ended March 31, 2020. The Company will file its Quarterly Report by no later than June 29, 2020, the day which is 45 days after the original due date of its Quarterly Report.

Due to the speed with which the COVID-19 situation is developing and evolving, there is uncertainty around its ultimate impact; therefore, the negative impact on the Company’s financial position, operating results and liquidity cannot be reasonably estimated at this time, but the impact could be material.

In addition, the Company is supplementing its disclosure in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and Current Reports on Form 8-K, with the following risk factor:

A pandemic, epidemic or outbreak of an infectious disease in the markets in which we operate or that otherwise impacts our operations, facilities, or suppliers could adversely impact our business.

If a pandemic, epidemic, or outbreak of an infectious disease including the recent outbreak of respiratory illness caused by a novel coronavirus (COVID-19) first identified in Wuhan, Hubei Province, China, or other public health crisis were to affect our markets or facilities or those of our suppliers, our business could be adversely affected. Consequences of the coronavirus outbreak are resulting in disruptions in or restrictions on our and others’ ability to travel. In particular, the staff of government permitting agencies cannot easily perform their required site visits and office closures at government sites for staff charged with approving our permits have affected our ability to proceed timely with permitting work. Staffing at the mine site has become more difficult and requires more of management’s time to ensure that proper social distancing is maintained among the employees while they are working.  Due to the remote location of the mine, special accommodations are required to obtain and retain employees who may not be able to find adequate housing due to the results of the virus.  Special arrangements are necessary to ensure that employees are able to commute to work without violating the distancing standards. In addition, effects of the virus have caused delays in shipping times for chemicals and supplies used at the mine.

If such an infectious disease broke out at our office, facilities, or work sites, our operations may be affected significantly, our productivity may be affected, our ability to complete projects in accordance with our contractual obligations may be affected, and we may incur increased labor and materials costs. If the suppliers, ore processors, or others with which we contract are affected by an outbreak of infectious disease, service work may be delayed, and we may incur increased labor and materials costs. If our subcontractors with whom we work were affected by an outbreak of infectious disease, our labor supply may be affected, and we may incur increased labor costs. In addition, we may experience difficulties with certain suppliers or with vendors in their supply chains, and our business could be affected if we become unable to procure essential chemicals, equipment, supplies or services in adequate quantities and at acceptable prices. We could incur substantial delays in obtaining necessary permits to operate our business.

Further, infectious outbreak may cause disruption to the U.S. economy, or the local or foreign economies of the markets in which we operate, cause shortages of materials, increase costs associated with obtaining materials, affect job growth and consumer confidence, adversely affect the value of the gold or other minerals extracted at the mine, or cause economic changes that we cannot anticipate. Overall, the potential impact of a pandemic, epidemic or outbreak of an infectious disease with respect to our market or our facilities is difficult to predict and could adversely impact our business.

In response to the COVID-19 situation, federal, state and local governments (or other governments or bodies) are considering placing, or have placed, restrictions on travel and conducting or operating business activities. At this time those restrictions are very fluid and evolving. We have been and will continue to be impacted by those restrictions. Given that the type, degree and length of such restrictions are not known at this time, we cannot predict the overall impact of such restrictions on us, our customers, our subcontractors and supply chain, others that we work with or the overall economic or governmental environment. As such, the impact these restrictions may have on our financial position, operating results and liquidity cannot be reasonably estimated at this time, but the impact likely would be material. In addition, due to the speed with which the COVID-19 situation is developing and evolving, there is uncertainty around its ultimate impact on public health, business operations and the overall economy. Therefore, the negative impact on our financial position, operating results and liquidity cannot be reasonably estimated at this time, but the impact may be material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Desert Hawk Gold Corp.

Date: May 11, 2020	By	/s/ Rick Havenstrite
Rick Havenstrite, Chief Executive Officer